Exhibit (10.25)

October 11, 2010

Ms. Antoinette P. McCorvey
(address intentionally omitted)

Dear Ann,

This letter is to confirm that, in connection with your election as Chief Financial Officer and Senior Vice President of Eastman Kodak Company, effective November 5, 2010, you agree to waive any and all rights to receive the Gross-Up Payment as defined and described in Exhibit D of the Eastman Kodak Company Executive Protection Plan.

Please indicate your acceptance of the terms of this letter by signing below and returning the original of this letter to me.

Sincerely,

/s/ Robert L. Berman

Robert L. Berman
Chief Human Resources Officer
Eastman Kodak Company

Agreed:

/s/ Antoinette P. McCorvey
Antoinette P. McCorvey